                                                                   EXHIBIT 10.19
                               ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 8th day of June, 1998, by and between TOXWORX LABORATORIES, INC., a California corporation ("TWI"), Kingsley Labrosse, an individual and shareholder of TWI ("Labrosse") and LABORATORY SPECIALISTS OF AMERICA, INC., an Oklahoma corporation ("LSAI").

                                   R E C I T A L S

     1. TWI and LSAI are each primarily engaged in the providing of forensic drug testing services to corporate and institutional customers.

     2. LSAI desires to purchase from TWI and TWI desires to sell to LSAI certain assets of TWI, principally the customer base of TWI and the assets related thereto.

     3. TWI, Labrosse and LSAI desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated under this Agreement and to prescribe various conditions precedent to such transactions and payment and delivery of the consideration for purchase of the assets of TWI.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties to this Agreement have agreed, and hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                      ARTICLE I

                                     DEFINITIONS

     1.1 DEFINITIONS. Certain terms which are used primarily in individual sections of this Agreement are defined when used in such sections. Other terms used frequently throughout this Agreement are set forth below and have the following meanings:

CLOSING: The consummation of the transactions contemplated by Section 2.1 hereof.

CLOSING DATE: The date on which the Closing shall occur, as mutually agreed among the parties hereto, but in any event not later than July 1, 1998.

LEGAL REQUIREMENTS: Any law, statute, ordinance, decree, final order, final judgment, rule or regulation of (including without limitation the terms of any license, certificate, franchise or permit issued by) the United States, any state, commonwealth, territory or possession thereof and any political or judicial subdivision or instrumentality of the foregoing, including without limitation courts, departments, commissions, boards, bureaus or agencies.

LSAI:  Laboratory Specialists of America, Inc., an Oklahoma corporation.

LSI: Laboratory Specialists, Inc., a Louisiana corporation and the wholly-owned subsidiary of LSAI.

TAXES: All net income, gross income, gross receipts, sales and use, AD VALOREM, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges of any kind whatsoever imposed by a foreign, federal, state, county or local taxing authority together with any interest or penalty thereon.

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TWI:  TOXWORX Laboratories, Inc., a California corporation.

TWI ASSETS: The assets of TWI as defined in Section 2.1 hereof and as more specifically identified on SCHEDULE 2.1 attached hereto.

     1.2 INTERPRETATION. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection and paragraph references in this Agreement are to articles, sections, subsections and paragraphs of this Agreement, unless otherwise specified. The article, section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The Exhibit and all Schedules referred to herein are annexed hereto and incorporated herein by reference. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                      ARTICLE II

                                    ASSET PURCHASE

     2.1 PURCHASE AND SALE OF TWI ASSETS. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, TWI shall sell, assign, convey, set over, transfer and deliver to LSAI, and LSAI shall purchase, acquire and accept all right, title and interest of TWI in and to the customer base, all contracts and contract rights for the providing of drug testing services (but excluding all accounts receivable), any trade names, logos, designs or other intellectual rights related to or utilized in the marketing of the drug testing services provided by TWI to its customers forming its customer base, as more specifically described in SCHEDULE 2.1 hereto (the "TWI Assets"), free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever, against receipt of the consideration paid and delivered by LSAI pursuant to Section 2.2 hereof.

     2.2 PURCHASE PRICE OF TWI ASSETS. In consideration for the TWI Assets to be sold, assigned, conveyed, transferred and delivered to LSAI pursuant to
Section 2.1 hereof and upon the terms and subject to the conditions contained herein, LSAI shall deliver to TWI, at Closing, in immediately available funds, the sum of Two Million Four Hundred Thousand Dollars ($2,400,000).

     2.3 CLOSING. Subject to the terms and conditions hereof, the Closing shall take place at the offices of Carney & Delany, LLP, 3801 University Avenue, Suite 650, Riverside, California, by way of wire and telephonic communication.

     2.4 INSTRUMENTS OF TRANSFER AND CONVEYANCE. The conveyance, transfer, assignment and delivery of the TWI Assets as herein provided shall be effected by delivery by TWI at Closing (or any time thereafter) to LSAI of instruments of transfer, conveyance, endorsements, bills of sale, all in form satisfactory to LSAI, duly executed, as LSAI shall reasonably deem necessary to vest in LSAI at Closing and at any time thereafter, all of TWI's right, title and interest in and to the TWI Assets, free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever.

     2.5 NO ASSUMPTION OF LIABILITIES. In connection with the purchase of the TWI Assets and consummation of the transactions contemplated under this Agreement, LSAI shall not nor shall any provision of this Agreement be construed to cause LSAI to, assume or become liable for any liability, obligation, performance, duty, debt, lien or any other claim of any kind or nature of TWI other than:

          (i) the obligations of TWI arising after the Closing to customers and the testing to be conducted after the Closing for customers except as set forth in Section 12.5;
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          (ii) obligations of TWI to maintain any and all records and information required to be maintained and the continuing obligation to maintain all urine samples in a frozen state in accordance with the regulations of the Substance Abuse and Mental Health Services Administration, formerly National Institute on Drug Abuse.

          TWI hereby acknowledges that it shall remain liable for all of its other obligations, performances, liabilities, duties, debts, liens or any other claim of any kind or nature after the Closing.

                                     ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF LSAI

     LSAI hereby represents and warrants to TWI as of the date hereof as follows:

     3.1 ORGANIZATION, GOOD STANDING, POWER, ETC. LSAI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted and as contemplated following the Closing.

     3.2 AUTHORIZATION OF AGREEMENT. LSAI has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by LSAI and the consummation by LSAI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LSAI. This Agreement has been duly executed and delivered by LSAI, and constitutes the legal, valid and binding obligation of LSAI, enforceable against LSAI in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement by LSAI nor the consummation of the transactions contemplated hereby, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of LSAI, as currently in effect; (b) violate or conflict with any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any governmental authority, other regulatory or self-regulatory body or association or arbitrator binding upon LSAI or any of its properties or assets;
(c) result in a breach of or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under), or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which LSAI or LSI is a party or by which LSAI or LSI or any of its properties or assets is bound or affected, or
(ii) any lease, license, tariff, contract or other agreement or instrument to which LSAI or LSI is a party or by which LSAI or LSI or any of its properties or assets is bound or affected; or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties or assets now or hereafter owned by LSAI or LSI.

     3.4 CONSENTS AND APPROVALS. No consent, approval, order, certificate or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required by or with respect to LSAI or LSI in connection with the execution and delivery of this Agreement by LSAI or the consummation by LSAI of the transactions contemplated hereby, other than in connection or compliance with any applicable provisions of the Securities Exchange Act of 1934, as amended.

     3.5 FULL DISCLOSURE. No representation, covenant or warranty by LSAI or by LSAI for and on behalf of LSI contained in this Agreement and no written information or agreements furnished or to be furnished to TWI by LSAI hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to contain a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

     3.6 PERMITS; LICENSES. LSAI, itself or through one or more wholly-owned subsidiaries, has all permits, licenses and certificates necessary or appropriate to provide the testing and other services to TWI customers and to perform the obligations under the contracts and contract rights included in the TWI Assets, after the Closing.

     3.7 BROKER'S FEES. Neither LSAI nor LSI has incurred any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.


                                      ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF TWI

     Except as set forth on Exhibit IV to this Agreement, TWI hereby represents and warrants to LSAI as of the date hereof as follows:

     4.1 ORGANIZATION, GOOD STANDING, POWER, ETC. TWI is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. TWI is duly qualified to do business and is in good standing in each other jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification.

     4.2 AUTHORIZATION OF AGREEMENT. TWI has all requisite power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by TWI and the consummation by TWI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TWI. This Agreement has been duly executed and delivered by TWI, and constitutes the legal, valid and binding obligation of TWI, enforceable against TWI in accordance with the terms of this Agreement, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement by TWI, nor the consummation of the transactions contemplated hereby, will (a) violate any provision of the Articles of Incorporation or By-laws of TWI, as currently in effect; (b) violate any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any governmental authority, other regulatory or self-regulatory body or association or arbitrator binding upon TWI or any of its properties or assets; (c) result in a breach of or constitute a default under (or with notice or lapse of time or both result in a breach of or constitute a default under), or give rise to a right of termination, cancellation, acceleration or repurchase of any obligation or a right of first refusal with respect to any material property or asset or a loss of a material benefit or the imposition of a material penalty under, any of the terms, conditions or provisions of (i) any mortgage, indenture, loan or credit agreement or any other agreement or instrument evidencing indebtedness for money borrowed to which TWI is a party or by which TWI or any of the TWI Assets is bound or affected, or (ii) any lease, license, tariff, contract or other agreement or instrument to which TWI is a party or by which TWI or any of the TWI Assets is bound or affected; or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the TWI Assets.

     4.4 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required by or with respect to TWI in connection with the execution and delivery of this Agreement by TWI, or the consummation by TWI of the transactions contemplated hereby.

     4.5 TWI ASSETS. The TWI Assets are free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever.

     4.6 FINANCIAL STATEMENTS. TWI has delivered to LSAI (a) the unaudited balance sheet of TWI as of December 31, 1997, and the related unaudited statement of income of TWI for the fiscal year ended December 31, 1997, together with the notes related thereto (the "TWI Financial Statements"). Each TWI Financial Statements (and the notes relating thereto) were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of TWI as of the date thereof and the related results of operations, of TWI for and during the periods covered thereby.

     4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, TWI has not (i) borrowed or agreed to borrow funds secured or to be secured by the TWI Assets; (ii) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, contingent or otherwise, that resulted in or may become a lien, charge, claim, pledge, security interest or encumbrance of any type or kind whatsoever against or burden upon the TWI Assets; (iii) declared, set aside or paid any distribution of the TWI Assets; (iv) mortgaged, pledged or subjected to lien, charge or other encumbrance, or agreed so to do, any of the TWI Assets; (v) sold, assigned, transferred, conveyed, leased or otherwise disposed of or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any material part of the TWI Assets; (vi) entered into any material transaction, contract or commitment, other than this Agreement, affecting or related to the TWI Assets; and (vii) made or permitted, or agreed to make or permit, any material adverse amendment or termination of any material contract, franchise, license, agreement or other instrument (that constitutes in whole or part or relates to the TWI Assets) to which TWI is a party or by which any of the TWI Assets is bound. Furthermore, except as otherwise set forth in
SECTION 4.7 of EXHIBIT IV, during the year ended December 31, 1997 and since December 31, 1997, TWI has not lost and has no knowledge of the threatened of loss of any customer: (aa) for whom forensic drug testing services were provided during the year ended December 31, 1997, and (bb) for which such customer services accounted for $30,000 or more of TWI revenues during the year ended December 31, 1997.

     4.8 TITLE TO THE TWI ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES. TWI holds title to the TWI Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever.

     4.9 LITIGATION. (i) There is no claim, action, suit, proceeding, arbitration, investigation or inquiry ("proceeding") before any governmental authority or arbitrator, now pending or threatened against, relating to or affecting TWI and/or the TWI Assets or business of TWI or that questions the validity of this Agreement or affects the transactions contemplated herein.

          (ii) TWI has not been permanently or temporarily enjoined or prohibited by order, judgment or decree of any governmental authority or arbitrator from engaging in or continuing any conduct or practice in connection with the business engaged in by TWI or which would prevent or hinder the sale, assignment, conveyance, setting over, transfer and delivery of the TWI Assets by TWI to LSAI of all right, title and interest of TWI in and to the TWI Assets free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever, as contemplated hereunder.

          (iii) There is not in existence any order, judgment or decree of any governmental authority or arbitrator (other than general industry orders) enjoining or prohibiting TWI from taking, or requiring TWI to take, any action of any kind or to which TWI or any of the TWI Assets, are subject or bound.

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          (iv)  TWI is not in default in any respect under any Legal
Requirement or any order, writ, injunction or decree of any governmental authority or arbitrator which would prevent or hinder the sale, assignment, conveyance, setting over, transfer and delivery of the TWI Assets by TWI to LSAI of all right, title and interest of TWI in and to the TWI Assets free and clear of all mortgages, liens, pledges, charges and encumbrances of any nature whatsoever, as contemplated hereunder.

     4.10 COMPLIANCE WITH LAWS. TWI is in compliance with all Legal Requirements applicable to any of its properties or assets included in the TWI Assets and/or the ownership, operation or use thereof, and TWI has not received notice of any noncompliance or alleged noncompliance with any Legal Requirement relating or applicable to any of its properties or assets included in the TWI Assets or to the operation of its business.

     4.11 FULL DISCLOSURE. No representation, covenant or warranty by TWI contained in this Agreement and no written information or agreements furnished or to be furnished to LSAI by TWI pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact concerning the TWI Assets, or omits or will omit to contain a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

     4.12 BROKER'S FEES. TWI has not incurred any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

                                      ARTICLE V

                                  COVENANTS OF LSAI

     5.1 ACKNOWLEDGMENT OF LSAI. LSAI is fully aware that TWI has no written contracts with any of its customers and that any customer may discontinue services from TWI at any time without advance notice. TWI makes no guarantee with respect to: (i) the customers of TWI which will be retained by LSAI (or one or more of its subsidiaries) following the Closing; (ii) the level of gross or net income that LSAI (or one or more of its subsidiaries) will achieve as a result of this transaction; nor (iii) any other matter in any way relating to the use of the TWI assets by LSAI, or any other person or entity whatsoever, following the Closing. LSAI further acknowledges and agrees that TWI has taken no steps to protect its ability to use the word "TOXWORX" in its name or otherwise in business operations except only for qualifying to use that word as a part of its corporate name with the California Secretary of State. LSAI further acknowledges and agrees that if it desires to retain the services of any sales representative, employee, or any other persons in any way associated with TWI following the Closing, LSAI must negotiate arrangements on its own behalf; any assistance given by TWI in connection therewith will not create any liability whatsoever with respect to TWI.

     5.2 TRANSFER OF CERTAIN CUSTOMER INFORMATION PRIOR TO CLOSING. LSAI has requested that TWI attach the TWI customer list to Schedule 2.1 hereto. In addition, LSAI has requested that following the execution of this Agreement and prior to the Closing, TWI deliver certain information concerning TWI's customers to LSI to enable LSI to input this customer information into its computer data bank. The goal is to enable LSAI, through LSI, to begin providing services to customers of TWI on the day immediately following the Closing. LSAI acknowledges and agrees that the damage to TWI from agreeing to transfer customer information to LSAI prior to the Closing is potentially very great and likely to be extremely difficult and impracticable to measure if LSAI, for any reason, justified or unjustified, whether pursuant to the terms of this Agreement or in breach of this Agreement, whether based on failure of a condition precedent or otherwise, does not close the transaction. In order to encourage TWI to engage in the cooperative transfer of customer information prior to the Closing, LSAI covenants and agrees as follows and requests that TWI rely thereon in so transferring the customer information prior to the Closing.

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          A.   If for any reason whatsoever, whether justified or unjustified, whether pursuant to the terms of this Agreement or in breach of the terms of this Agreement; whether based on failure of a condition precedent or otherwise, LSAI does not fully complete the Closing and pay to TWI the full amount of the purchase price hereunder, then: (i) LSAI will cause LSI to delete completely from its records, however those records are kept, whether in one or more computer data banks, or otherwise, all of the information given to it by TWI in anyway concerning any TWI customer and to certify to TWI in writing that the same has been accomplished; and (ii) LSAI further covenants that neither LSAI, nor LSI nor any other person or entity in any way affiliated with either of them, will use any of the information concerning TWI customers in any circumstance or for any purpose whatsoever and will not convey any of such information, by any means whatsoever, to any other person or entity whatsoever.

          B. In addition to and not in limitation of Section 5.2A above, LSAI agrees that if any of the TWI customers about whom information was conveyed to LSI conducts any business with LSI or LSAI or any person or entity affiliated with either of them from the date of this Agreement through and including June 30, 2000, that such business shall be conclusively presumed to have been generated as a result of the wrongful use of information obtained from TWI, and LSAI shall pay to TWI, as liquidated damages and not as a penalty, 10% of gross revenues generated from any such TWI customer by LSAI, LSI and/or any person or entity affiliated with either of them at any time during such period.

     SECTION 5.3 NOTICE TO PUBLIC, EMPLOYEES, AND CUSTOMERS. LSAI and TWI anticipate that notice will be given to the public, to employees of both companies and to customers of TWI concerning the transaction on or about June 15, 1998. LSAI and TWI will cooperate with each other in determining the language and method of making such announcements. Participation by LSAI in the preparation of and the making of any of such announcements shall also be deemed and construed to be confirmation by LSAI that there is no breach or default by TWI, as of that time, and that LSAI will consummate the transaction at the Closing as scheduled.



                                      ARTICLE VI

                                   COVENANTS OF TWI

     TWI covenants and agrees with LSAI that, at all times between the date hereof and the Closing, TWI will comply with all covenants and provisions of this Article VI, except to the extent LSAI may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

     6.1 NO NEGOTIATIONS. Except as contemplated in this Agreement, TWI will not take (or permit any other person acting for or on behalf of TWI to take), directly or indirectly, any action to (i) seek or encourage any offer or proposal from any person to acquire any of the TWI Assets or any interest therein, (ii) merge, consolidate or combine, or permit any other person to merge, consolidate or combine, with TWI, (iii) liquidate, dissolve or reorganize TWI, (iii) acquire or transfer any of the TWI Assets or any interests therein, other than in the ordinary course of business; or (iv) reach any agreement or understanding (regardless of whether such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, liquidation, dissolution or reorganization.

     6.2 CONDUCT OF BUSINESS. Except as otherwise provided in this Agreement, TWI will conduct its business only in the ordinary course and consistent with past practices. Without limiting the generality of the foregoing:

          (i) TWI will cause the books and records of TWI, to be maintained in the usual manner and consistent with past practices and customs, and will not permit a material change in any operational or financial reporting or accounting practice or policy of TWI or in any assumption underlying such a practice or policy.


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

          (ii) TWI will (A) prepare properly and file duly and timely all reports and all tax returns required to be filed with governmental authorities with respect to its business, operations or affairs, and (B) pay duly and fully all Taxes indicated by such tax returns or otherwise levied or assessed upon it or any of its assets and properties, and withhold or collect and pay to the proper taxing authorities or reserve for such payment all Taxes that it is required to so withhold or collect and pay, unless such Taxes are being contested in good faith.

          (iii) TWI (A) will not convey, encumber, mortgage, pledge or dispose of any portion of the TWI Assets, (B) will use its best efforts to conduct its business in the ordinary course in a prudent and diligent manner in accordance with industry standards,(C) will promptly notify LSAI in writing of the receipt of any written notice or written claim of default or breach by TWI or of any termination or cancellation, or written threat of termination or cancellation, of any contracts or agreements, including without limitation any contracts or agreement with TWI's customers, (D) will promptly notify LSAI in writing of the loss or suspension of any certification, which would have a material adverse effect upon TWI and its operations, including without limitation, loss or suspension of certification by the National Institute on Drug Abuse.

     6.3 NO DISPOSAL OF TWI ASSETS. Except as contemplated in this Agreement, TWI will not (a) dispose of or assign any of the TWI Assets or permit any of the TWI Assets to be subjected to any liens, or (b) sell any portion of the TWI Assets to any third party.

     6.4 CONTRACTS. TWI will not enter into any contract for the providing of drug testing services, except contracts entered into in the ordinary course of business consistent with past practices.

     6.5 NOTICE AND CURE. TWI will notify LSAI promptly in writing of, and contemporaneously will provide LSAI with true, complete and correct copies of, any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Closing, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of TWI being breached under this Agreement, or that renders or will render untrue any representation or warranty of TWI contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. TWI also will use all reasonable efforts to cure, at the earliest practicable date and before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by TWI in this Agreement.

     6.6 AGREEMENTS AND COVENANTS. TWI will not make any commitment, either in writing or orally, which would violate any of the provisions set forth in this
Article VI.

     6.7 COOPERATION. TWI will cooperate with LSAI in providing certain customer information to be inputted into the LSI computer data bank in anticipation of the Closing as set forth in Section 5.2 above, in reliance upon the undertakings and obligations of LSAI in such Section 5.2 and otherwise under this Agreement. In addition, TWI will cooperate in accomplishing the announcements discussed in Section 5.3 above in reliance on the confirmation of LSAI set forth therein and the other obligations of LSAI under this Agreement.


                                     ARTICLE VII

                         CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF THE PARTIES

     The obligation of TWI, on the one hand, and LSAI, on the other hand, to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any one of which may be waived by such entity:

     7.1 CERTAIN ACTIONS. There shall not have been instituted and be continuing or threatened against LSAI, TWI or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would restrain, prohibit or invalidate, or result in the payment of substantial damages in respect of, the transaction contemplated by this Agreement.

     7.2 APPROVAL OF STOCKHOLDERS OF TWI. The stockholders of TWI shall have approved this Agreement.

                                     ARTICLE VIII

                      CONDITIONS PRECEDENT TO OBLIGATIONS OF TWI

     The obligations of TWI to consummate the transactions contemplated hereby shall be subject to the fulfillment prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by TWI:

     8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of LSAI set forth in Article III above shall be true and correct in all material respects as of the date of this Agreement, with the same effect as though such representations and warranties had been made at and as of Closing.

     8.2 PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS. LSAI shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Closing.

     8.3 CERTAIN ACTIONS. There shall not have been instituted and be continuing or threatened against LSAI, TWI, or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would impose or confirm material limitations on the ability of TWI to receive the consideration for purchase of the TWI Assets pursuant to
Section 2.2 hereof.

     8.4 NO ADVERSE CHANGE. No material adverse change shall have occurred in the business, operations, properties, assets or financial condition of LSAI since the date hereof.

     8.5 OFFICERS' CERTIFICATE, ETC. TWI shall have received (a) a certificate, dated the date of the Closing and signed by the Chief Executive Officer or President of LSAI, to the effect set forth in Sections 8.1, 8.2, 8.3 and 8.4 above, and (b) such other certificates, instruments and documents as shall be reasonably requested by TWI for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

                                      ARTICLE IX

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF LSAI

     The obligations of LSAI to consummate the transactions contemplated hereunder shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by LSAI:

     9.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.   The representations and
warranties set forth in Article IV above shall be true and correct as of the date of this Agreement and as of the Closing, with the same effect as though such representations and warranties had been made at and as of the Closing.

     9.2 PERFORMANCE OF COVENANTS, AGREEMENTS AND CONDITIONS. TWI shall have duly performed, complied with and satisfied all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by TWI, at or prior to the Closing.

     9.3 CERTAIN ACTIONS. There shall not have been instituted and be continuing or threatened against LSAI, TWI, or any of their respective directors or officers, any action, suit or proceeding by or before any governmental authority that would prohibit LSAI's ownership of all of the TWI Assets.

     9.4 NO ADVERSE CHANGE. Except to the extent disclosed in Exhibit IV to this Agreement, no material adverse change shall have occurred in the business, prospects, properties, or financial condition of TWI since the date hereof.

     9.5 OFFICERS' CERTIFICATES, ETC. LSAI shall have received (a) a certificate, dated the date of the Closing and signed on behalf of TWI by the Chief Executive Officer or President of TWI to the effect set forth in Sections 9.1, 9.2, 9.3 and 9.4 above, and (b) such other certificates, instruments and documents as shall be reasonably requested by LSAI for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

                                      ARTICLE X

                              TERMINATION AND AMENDMENTS

     10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, as follows:

     (i)  by mutual consent of LSAI and TWI;

     (ii) by TWI in the event the Closing shall not have been consummated on or before July 1, 1998, or

     (iii) by either LSAI or TWI if there shall have been entered or rendered against LSAI, TWI, or any of their respective directors or officers in any action or proceeding referred to in Sections 7.2, 8.3 or 9.34 hereof an injunction or a final judgment having one of the effects specified in such Sections.

     10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either LSAI or TWI, as provided in Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no obligation or liability on the part of LSAI, TWI or their respective officers, directors or shareholders, except as stated in Sections 5.2, 11.3, 11.4 and 13.7 hereof; provided, however, that such limitation shall not apply in the event of a willful breach by LSAI or TWI of any of their respective material covenants contained herein in which case the non-breaching party shall be entitled to recover from the breaching party all out-of-pocket costs (including without limitation reasonable attorney fees' and expenses) which the non-breaching party has incurred in connection this Agreement in addition to any other rights and/or remedies set forth in Sections 5.2, 11.3, 11.4 and 13.7.

     10.3 AMENDMENT. This Agreement may be amended by the parties hereto, at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                      ARTICLE XI

                   SURVIVAL OF PROVISIONS; REMEDIES; FEES AND COSTS

     11.1 SURVIVAL. The representations, warranties, covenants and agreements respectively made by LSAI and TWI in this Agreement, in the Schedules or Exhibit hereto, or on any certificate delivered pursuant to the provisions hereof shall survive and shall not terminate upon the Closing and consummation of the transactions contemplated hereby. The parties hereto acknowledge that the representations and warranties contained in this Agreement are intended to and shall give rise to liability, claim, action or cause of action on the part of any party hereof on account of breach of any such representation or warranty.

     11.2 AVAILABLE REMEDIES. Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the satisfaction of conditions precedent, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing.

     11.3 ATTORNEY'S FEES AND COSTS. In the event any party hereto shall be required to employ an attorney or attorneys to institute a legal proceeding against the other party or parties for the purpose of enforcing any of the provisions of this Agreement or protecting its interest in any matter arising under this Agreement, the non-prevailing party in any such action pursued in courts of competent jurisdiction (the finality of which is not legally contestable) shall pay to the prevailing party all reasonable costs, damages and expenses, including attorney's fees, expended or incurred in connection with such proceeding. The standard to be applied in determining who is a prevailing party for purposes of this Section 11.3 shall be the same standard as applied by the courts in determining who is a prevailing party for purposes of Rule 54(d) of the Federal Rules of Civil Procedure.

     11.4 JURISDICTION; VENUE; SERVICE OF PROCESS. The parties hereby expressly and irrevocably agree and consent that any legal action, suit or proceeding arising out of or relating to this Agreement, any of the transaction contemplated herein, or any of the other agreements or documents related hereto, may be instituted only in any state court in and for the County of Oklahoma, State of Oklahoma, or the U.S. District Court for the Western District of Oklahoma and by execution and delivery of this Agreement, each party expressly waives any objection which such party may now have or hereafter may arise to the venue of any such suit, action, or proceeding or to the jurisdiction of such court, and irrevocably and unconditionally consents to the personal jurisdiction of such court in such action, suit or proceeding. The parties each waive personal service of any and all process upon them and consent to all such service of process may be made by certified mail directed to such intended recipient at the address given for notice to that party herein.

                                     ARTICLE XII

                 CONTINUING OBLIGATIONS OF TWI AND LSAI AFTER CLOSING

     Following Closing and consummation of the transactions contemplated in this Agreement, the TWI covenants and agrees (except to the extent LSAI may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), and LSAI covenants and agrees (except to the extent TWI otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), as follows. The survival of the provisions of this Article XII following the Closing are in addition to the survival of all of the other provisions hereof which, by their nature, are not to be performed or fully performed before or at the Closing.

     12.1 INDEMNIFICATION BY TWI. Subject to the provisions of this Article
XII, TWI agrees to indemnify fully in respect of, hold harmless and defend LSAI, against any and all damages (excluding consequential and incidental damages), liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, losses, expenses

(including interest, penalties, and fees and disbursements of attorneys, accountants and experts) ("Loss" or "Losses") incurred or suffered by any of them arising out of or relating to (i) any misrepresentation or breach of warranty or covenant on the part of TWI under this Agreement and (ii) any nonfulfillment or failure to perform any covenant or agreement on the part of any of TWI under this Agreement.

     12.2 INDEMNIFICATION BY LSAI.  Subject to the provisions of this
Article XII, LSAI agrees to indemnify fully in respect of, hold harmless and defend TWI against, any and all Losses arising out of or relating to (i) any misrepresentation, or breach of warranty or covenant on the part of LSAI under this Agreement, or (ii) nonfulfillment or failure to perform any covenant or agreement on the part of LSAI under this Agreement, or (iii) any assumed liability.

     12.3 LIMITATIONS.

     (i) TWI will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant or obligation to be performed or complied with prior to or at the Closing unless on or before 24 months from the date of the Closing, LSAI notifies TWI of a claim specifying the factual basis for that claim. LSAI will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant or obligation to be performed and complied with prior to or at the Closing unless on or before 24 months from the date of the Closing, TWI notifies LSAI of a claim specifying the factual basis for that claim;

      (ii) TWI shall not be liable under this Agreement for any misrepresentation or breach of warranty, or breach of any covenant to be performed at or prior to Closing, except to the extent that the aggregate amount of Losses for which TWI would otherwise (but for this provision) be liable exceeds in the aggregate the sum of $100,000 and then only to the extent of such excess; provided, however, in no event shall the aggregate liability of TWI for all such misrepresentations or such breaches in exceed the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00).

     (iii) The limitations set forth in subparts (i) and (ii) immediately above shall apply in any proceeding in which any claim for a monetary damages is asserted, regardless of the legal theory asserted;

     (iv) The provisions of this Article XII shall constitute the sole and exclusive remedy of LSAI against TWI except only in circumstances in which LSAI has a legally-enforceable right to rescind this Agreement, which right of rescission shall remain available to LSAI.


     12.4 METHOD OF ASSERTING CLAIMS, ETC. The party claiming indemnification under Section 12.1 or 12.2 of this Agreement hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". All claims for indemnification by any Indemnified Party under this Article XII arising out of third-party claims shall be asserted and conducted as follows, subject to the limitations of Section 12.3:

           12.4.1 NOTIFICATION; DEFENSE. In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness, and within the time limits of Section 12.3(i) notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the

     Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement by the Indemnifying Party it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim for which indemnity is sought hereunder may be settled without the consent of the Indemnifying Party, which consent may not be unreasonably withheld.

           12.4.2 COUNTERCLAIM NOTIFICATION. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall give a Claim Notice with respect to such claim to the Indemnifying Party within the time limits of Section 12.34(i).

           12.4.3 ACCESS TO BOOKS AND RECORDS. To the extent that LSAI may claim indemnity against TWI hereunder, TWI agrees to give LSAI access to the books, records of TWI in connection with the matters for which indemnification is sought hereunder, to the extent LSAI reasonably deems necessary in connection with the rights and obligations under this Agreement. To the extent that TWI may claim indemnity against LSAI under this Agreement, LSAI agrees to give TWI access to the books, records and employees of LSAI in connection with the matters for which indemnification is sought hereunder, to the extent TWI reasonably deems necessary in connection with its rights and obligations under this Agreement.

     12.5 TRANSITION ASSISTANCE. TWI agrees to provide LSAI and LSI with such transition assistance and services for a period of thirty (30) days following Closing as LSAI may reasonably request in order to provide for an orderly and business-like transition of the ownership of the TWI Assets from TWI. LSAI acknowledges and agrees that under certain laws and regulations, TWI will be required to complete the testing of some or perhaps all of the urine samples in TWI's possession or being transported to TWI at the time of the Closing. TWI will deliver the frozen urine samples and records related thereto to LSAI for LSAI to hold and maintain in accord with Section 2.5 when same are available.

     12.6 USE OF NAME. For a period of not more than 180 days following the Closing, TWI is authorized by LSAI to continue to use the name TOXWORX Laboratories, Inc. for the sole purpose of collecting accounts receivable and otherwise winding-up its business activities. If TWI does not fully liquidate and dissolve as a corporation before or at the end of such period, TWI shall change its name and, thereafter, no longer use the word "TOXWORX" in its name or in any of its business activities.

     12.7 NON-COMPETITION. (i) In order to induce LSAI to enter into this Agreement, for a period of three (3) years from Closing, (i) TWI covenants and agrees not to engage in any business similar to, or in any way competitive with, that carried on by LSAI or LSI as constituted on the date of this Agreement or LSAI within any county in any state in which TWI is engaged in any such similar or competitive business ("Competitive Business") (except pursuant to agreements with LSAI and LSI), (ii) TWI covenants and agrees not to acquire any legal or beneficial interest in, or otherwise participate in the ownership of any person, firm, corporation, partnership or other entity or association which is or becomes engaged in a Competitive Business, except ownership of less than one percent of a publicly traded company shall be permissible, (iii) each of TWI and Labrosse covenants and agrees not to (A) directly or indirectly solicit, canvass or otherwise contact or accept any business or transaction from any present or former customer of TWI, or take any action which shall cause the termination or curtailment of the business relationship between LSAI or LSI and/or its successor or successors and any of their present or former customers, including without limitation those customers constituting in whole or in part the TWI Assets relating to a Competitive Business, and (B) to directly or indirectly, without the prior written consent of LSAI, solicit, entice, raid, persuade or induce any individual who at of the date of this Agreement is, or at any time during such period shall be, an employee of LSAI, LSI or LSAI Affiliate, or any of their respective successors, to terminate or refrain from renewing or extending his or her employment with LSAI or LSI or LSAI Affiliate, or any of their respective successors, except this clause shall not apply to any such employee whose employment shall have been terminated by TWI, LSAI, LSI or LSAI Affiliate or to become employed by or enter into a contractual relationship with NPLI, LSAI, or any of their Affiliates. This covenant and agreement is included herein in order to protect the value of the TWI Assets being acquired by LSAI pursuant to this Agreement and to assure that LSAI shall have the full benefit of the value thereof. For purposes of this Agreement, One Million Two Hundred Thousand Dollars of the purchase price of the TWI Assets as set forth in Section 2.2 of this Agreement shall be allocated to the covenants and agreements set forth in this subsection (i) of this Section 12.7.

     (ii) If any part of the restrictions set forth in Section 12.7 shall, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected and shall be enforced to the fullest extent permitted by law. If any of such restrictions are deemed to be unreasonable by a court of competent jurisdiction, then TWI shall submit to the reduction or modification of this Section 12.7 as said court deems reasonable, including reduction of the purchase price as set forth in Section 2.2 of this Agreement of the TWI Assets and as allocated to the covenants and agreements set forth in this subsection (i) of this Section 12.9.

     (iii) If TWI or Labrosse shall be in violation of the aforementioned restrictive covenant and agreements in this Section 12.7, then in addition to LSAI's other remedies, the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation occurred.

     (iv) The NPLI Shareholders and LSAI agree that no portion of the Stock Purchase Price and Goodwill Purchase Price shall be allocable to the restrictive covenant and agreement as set forth in this Section 9.9.

     (iv) The terms and provisions of this Section 12.7 are for the benefit of LSAI and may be waived in whole or in part only in writing by LSAI.

     12.8 INJUNCTIVE RELIEF. Each of TWI and Labrosse acknowledge that LSAI, LSI and LSAI Affiliates would be irreparable damaged and that money damages and any other remedy available at law would be inadequate to redress or remedy any loss in the event that the provisions of Section 12.7 were not fully performed in accordance with their specific terms or are otherwise breached, and each of TWI and Labrosse, therefore, agrees that LSAI and its assigns, in addition to recovering any claim for damages or obtaining any other remedy available at law, also may enforce the terms of Section 12.7 by injunction or specific performance and may obtain may other appropriate remedy available in equity, and that each of TWI and Labrosse hereby waives its or his right to assert and will not assert in defense against such equitable claims that an adequate legal remedy is available.


                                     ARTICLE XIII

                                    MISCELLANEOUS

     13.1 EXPENSES. Except as otherwise provided herein, LSAI will pay its own costs and expenses, and TWI will pay own costs and expenses, incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation fees and expenses of counsel, irrespective of when incurred and regardless of whether this transaction is consummated.

     13.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the fifth (5th) day after being sent by registered or certified mail (return receipt requested), postage prepaid to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

     If to LSAI:


          Laboratory Specialists of America, Inc.
          101 Park Avenue, Suite 810
          Oklahoma City, Oklahoma  73102
          Attention:  John Simonelli
          Facsimile:  (405) 232-9801

       With a copy to:
               Michael E. Dunn, Esq.
               Dunn Swan & Cunningham
               2800 First Oklahoma Tower
               Oklahoma City, Oklahoma  73102-5604
               Facsimile:  (405) 235-9605

     If to TWI:

          TOXWORX Laboratories, Inc.
          6160 Variel Avenue
          Woodland Hills, California 91367
          Attention:  Kingsley Labrosse, Ph.D.

       With copies to:   Jane W. Carney, Esq.
                         Carney & Delany, LLP
                         3801 University Avenue, Suite 650
                         Riverside, CA 92501
                         Facsimile: (909) 682-6591
     If to Labrosse:

          Kingsley Labrosse, Ph.D.
          1431 Redsail Circle
          Westlake Village, California 91361
          Facsimile:  (805) 381-0056

       With copies to:   Jane W. Carney, Esq.
                         Carney & Delany, LLP
                         3801 University Avenue, Suite 650
                         Riverside, CA 92501
                         Facsimile: (909) 682-6591

     13.3 ENTIRE AGREEMENT. This Agreement (including the Exhibit and Schedules hereto and the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

     13.4 BINDING EFFECT; BENEFITS. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability hereunder or by reason hereof shall be assignable by any of the parties to this Agreement without the prior written consent of the others. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of the parties hereto or such successors or assigns and for the benefit of no other person. Notwithstanding the foregoing, LSAI understands and agrees that TWI intends to completely dissolve following the sale contemplated herein and the orderly winding-up of the remainder of its business. The rights and remedies of TWI hereunder may be assigned proportionally to the shareholders of TWI upon dissolution of the Company.

     13.5 WAIVER. Any term or provision of this Agreement may be waived in writing at any time by LSAI, if it is entitled to the benefits thereof, or by TWI, if it is entitled to the benefits thereof. No such waiver shall, unless explicitly stated, be a continuing waiver. No failure to exercise or delay in exercising any right hereunder shall constitute a waiver thereof.

     13.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State.

     13.7 CONFIDENTIALITY. Prior to the consummation of the transactions contemplated herein, TWI and LSAI shall each keep confidential, and not disclose to any third party, information it may obtain hereunder about the other; provided, however, that this restriction shall not apply to information which
(a) is now in or may hereafter enter the public domain without breach of this covenant, (b) was already in the possession of TWI or LSAI, as the case may be, prior to receipt from the other, (c) is lawfully received by TWI or LSAI, as the case may be, from an unrelated third party after receipt of the same from the other, (d) TWI or LSAI, as the case may be, is required by law to disclose, or
(e) TWI or LSAI, as the case may be, discloses to independent consultants or financial institutions, provided there are restrictions prohibiting further dissemination of such information by any such consultant or financial institution. If the transactions contemplated herein are not consummated, each of TWI and LSAI shall return to the other all data obtained hereunder. The provisions of this Section 13.7 is not intended to and shall not be construed to amend, obviate, or in any way modify the obligations of LSAI under Section 5.2 above.

     13.8 PUBLICITY. All press releases and other publicity concerning the transactions contemplated herein shall be jointly planned and coordinated by and between TWI and LSAI. Neither party shall act unilaterally in this regard without the prior written approval of the other, except to the extent required by law.

     13.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

     13.10 TIME.  Time is of the essence of this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their duly authorized representatives as of the date first written above.

"TWI"                                        TOXWORX LABORATORIES, INC.
                                             By: /S/KINGSLEY LABROSSE
                                                 -------------------------------
                                                 Kingsley Labrosse
                                                 Chief Executive Officer

"Labrosse"                                    /S/KINGSLEY LABROSSE
                                             -----------------------------------
                                                   Kingsley Labrosse

"LSAI"                                       LABORATORY SPECIALISTS OF
                                             AMERICA, INC.
                                             By: /S/JOHN SIMONELLI
                                                 -------------------------------
                                                  John Simonelli
                                                  Chief Executive Officer

                                  LIST OF SCHEDULES


Schedule 2.1                  Description of TWI Assets
                              Appendix A - TWI Customer List

Exhibit IV                    Exceptions to TWI Warranties